Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

Cameron Klaus Global Communications 407-513-6606 cameron.klaus@mvwc.com
Marriott Vacations Worldwide Reports
Fourth Quarter and Full Year 2024 Financial Results
ORLANDO, Fla. – February 26, 2025 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW,” the “Company,” “we” or “our”) reported financial results for the fourth quarter and full year 2024 and provided guidance for full year 2025.
Fourth Quarter 2024 Highlights
•Consolidated Vacation Ownership contract sales increased 7% compared to the fourth quarter of 2024 to $477 million, including 9% first time buyer contract sales growth.
•Net income attributable to common stockholders was $50 million and diluted earnings per share was $1.30.
•Adjusted net income attributable to common stockholders was $73 million and adjusted diluted earnings per share was $1.86.
•Adjusted EBITDA was $185 million.
•Full year cash provided by operating activities was $205 million and Adjusted Free Cash Flow was $278 million.
•The Company provides full year 2025 guidance.
“We had a strong end of the year, reflecting the resilience of our leisure-focused business model and the success of the initiatives we launched last year, with contract sales growing 7% year-over-year in the fourth quarter,” said John Geller, president and chief executive officer. “Looking forward, we believe we have substantial opportunities to accelerate revenue growth, reduce costs and enhance operational efficiencies, and expect to generate $150 million to $200 million in run-rate benefits from these initiatives by the end of 2026, with half coming from cost savings and efficiencies and the balance from accelerating revenue growth. We will also continue to focus on delivering the experiences our owners, members, and guests expect of us, which is the most important thing we can do as an organization.”
In the tables below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

Marriott Vacations Worldwide Reports Fourth Quarter 2024 Financial Results / 2
Vacation Ownership

	Three Months Ended
(In millions, except volume per guest (“VPG”) and tours)	December 31, 2024	December 31, 2023	Change
Revenues excluding cost reimbursements	$817	$728	12%
Total consolidated contract sales	$477	$447	7%
VPG	$3,916	$4,002	(2%)
Tours	113,828	105,580	8%
Segment financial results attributable to common stockholders	$172	$199	(14%)
Segment margin	21.0%	27.3%	(630 bps)
Segment Adjusted EBITDA*	$221	$236	(7%)
Segment Adjusted EBITDA margin*	27.0%	32.5%	(550 bps)
Consolidated contract sales increased year-over-year driven by higher tours. Segment Adjusted EBITDA decreased compared to the prior year driven by lower development and financing profit, partially offset by higher rental and management and exchange profit.
Exchange & Third-Party Management

(In millions, except total active Interval International members and average revenue per member)	Three Months Ended
	December 31, 2024	December 31, 2023	Change
Revenues excluding cost reimbursements	$49	$58	(13%)
Total active Interval International members (000's)(1)	1,546	1,564	(1%)
Average revenue per Interval International member	$35.36	$36.16	(2%)
Segment financial results attributable to common stockholders	$14	$18	(26%)
Segment margin	26.5%	31.1%	(460 bps)
Segment Adjusted EBITDA*	$22	$31	(27%)
Segment Adjusted EBITDA margin*	44.2%	52.2%	(800 bps)

(1) Includes members at the end of each period.
Revenues excluding cost reimbursements and Segment Adjusted EBITDA decreased year-over-year due to lower exchange revenue at Interval International and reduced management fees at Aqua-Aston due to weakened demand in Maui.
Corporate and Other
General and administrative costs decreased $20 million in the fourth quarter of 2024 compared to the prior year driven largely by lower project and IT spending.
Balance Sheet and Liquidity
The Company ended the year with $914 million in liquidity, including $197 million of cash and cash equivalents and $607 million of available capacity under its revolving corporate credit facility. The Company also had more than $1 billion of total inventory at the end of the quarter, including $271 million classified as a component of Property and equipment.
The Company had $3.1 billion of corporate debt and $2.1 billion of non-recourse debt related to its securitized vacation ownership notes receivable at the end of 2024.

Marriott Vacations Worldwide Reports Fourth Quarter 2024 Financial Results / 3
Full Year 2025 Outlook
The Company is providing guidance for the full year 2025 as reflected in the chart below.

(in millions, except per share amounts)	2025 Guidance
Contract sales	$1,850	to	$1,925
Adjusted EBITDA*	$750	to	$780
Adjusted net income attributable to common stockholders	$250	to	$280
Adjusted earnings per share - diluted*	$6.30	to	$7.00
Adjusted free cash flow*	$290	to	$350
The guidance provided above excludes impacts from asset sales, foreign currency changes, restructuring costs, litigation charges, strategic modernization initiative costs, transaction and integration costs, and impairments, each of which the Company cannot forecast with sufficient accuracy to factor them into the guidance provided above and without unreasonable efforts, and which may be significant. As a result, the full year 2025 outlook is presented only on a non-GAAP basis and is not reconciled to the most comparable GAAP measures. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.
The Company’s 2025 guidance is based on the following supplemental estimates:

($ in millions)	2025 Guidance
Interest expense, net	$173	to	$168
Depreciation and amortization	$150	to	$148
Tax rate used to calculate net income attributable to common stockholders	36%	to	34%
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.
Fourth Quarter 2024 Financial Results Conference Call
The Company will hold a conference call on February 27, 2025 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has approximately 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership

Marriott Vacations Worldwide Reports Fourth Quarter 2024 Financial Results / 4
programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
The Company routinely posts important information, including news releases, announcements and other statements about its business and results of operations, that may be deemed material to investors on the Investor Relations section of the Company’s website, www.marriottvacationsworldwide.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Investor Relations section of the Company’s website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts.
Note on Forward-Looking Statements
This press release and the accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about opportunities for accelerated growth, enhanced operational efficiencies and cost savings, expected annualized benefits of the Company's initiatives that the Company expects to realize by the end of 2026, full year 2025 outlook for contract sales, results of operations and cash flows, and the Company's continued focus on delivering experiences to owners, members and guests. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: a future health crisis and responses to a health crisis, including possible quarantines or other government imposed travel or health-related restrictions and the effects of a health crisis, including the short and longer-term impact on consumer confidence and demand for travel and the pace of recovery following a health crisis; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price inflation; difficulties associated with implementing new or maintaining existing technology; the ability to use Artificial intelligence (“AI”) technologies successfully and potential business, compliance, or reputational risks associated with the use of AI technologies; changes in privacy laws; the impact of a future banking crisis; impacts from natural or man-made disasters and wildfires, including the Maui and Los Angeles area wildfires; delinquency and default rates; global supply chain disruptions; volatility in the international and national economy and credit markets, including as a result of the ongoing conflicts between Russia and Ukraine, Israel and Gaza and elsewhere in the world and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of changes in interest rates; the effects of steps we have taken and may continue to take to reduce operating costs and accelerate growth and profitability; political or social strife; and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be

Marriott Vacations Worldwide Reports Fourth Quarter 2024 Financial Results / 5
other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2024

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Change	Fiscal Year Ended		Change
	December 31, 2024	December 31, 2023		December 31, 2024	December 31, 2023
GAAP Measures
Revenues	$1,327	$1,194	11%	$4,967	$4,727	5%
Income before income taxes and noncontrolling interests	$59	$64	(9%)	$306	$398	(23%)
Net income attributable to common stockholders	$50	$35	44%	$218	$254	(14%)
Diluted shares	42.1	42.5	(1%)	42.1	43.5	(3%)
Earnings per share - diluted	$1.30	$0.93	40%	$5.61	$6.28	(11%)

Non-GAAP Measures*
Adjusted EBITDA	$185	$186	(1%)	$727	$761	(4%)
Adjusted pretax income	$100	$105	(5%)	$386	$450	(14%)
Adjusted net income attributable to common stockholders	$73	$75	(2%)	$258	$322	(20%)
Adjusted earnings per share - diluted	$1.86	$1.88	(1%)	$6.56	$7.83	(16%)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

ADJUSTED EBITDA BY SEGMENT
(In millions)
(Unaudited)

	Three Months Ended		Change	Fiscal Year Ended		Change
	December 31, 2024	December 31, 2023		December 31, 2024	December 31, 2023
Vacation Ownership	$221	$236	(7%)	$845	$883	(4%)
Exchange & Third-Party Management	22	31	(27%)	102	130	(21%)
Segment Adjusted EBITDA*	243	267	(9%)	947	1,013	(6%)
General and administrative	(64)	(84)	23%	(243)	(273)	11%
Other	6	3	72%	23	21	6%
Adjusted EBITDA*	$185	$186	(1%)	$727	$761	(4%)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
REVENUES
Sale of vacation ownership products	$400	$375	$1,448	$1,460
Management and exchange	210	202	843	813
Rental	183	136	645	571
Financing	87	83	342	322
Cost reimbursements	447	398	1,689	1,561
TOTAL REVENUES	1,327	1,194	4,967	4,727
EXPENSES
Cost of vacation ownership products	55	50	200	224
Marketing and sales	242	205	919	823
Management and exchange	124	110	482	442
Rental	150	108	481	452
Financing	40	32	146	113
General and administrative	64	84	243	273
Depreciation and amortization	37	36	146	135
Litigation charges	2	6	17	13
Restructuring	6	6	10	6
Royalty fee	29	29	114	117
Impairment	28	28	30	32
Cost reimbursements	447	398	1,689	1,561
TOTAL EXPENSES	1,224	1,092	4,477	4,191
(Losses) gains and other (expense) income, net	(3)	13	(1)	47
Interest expense, net	(39)	(39)	(162)	(145)
Transaction and integration costs	—	(9)	(18)	(37)
Other	(2)	(3)	(3)	(3)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	59	64	306	398
Provision for income taxes	(10)	(31)	(89)	(146)
NET INCOME	49	33	217	252
Net loss attributable to noncontrolling interests	1	2	1	2
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$50	$35	$218	$254

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
Basic shares	35.2	35.6	35.4	36.5
Basic	$1.42	$0.98	$6.16	$6.96
Diluted shares	42.1	42.5	42.1	43.5
Diluted	$1.30	$0.93	$5.61	$6.28

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2024
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$400	$—	$—	$400
Management and exchange(1)
Ancillary	63	1	—	64
Management fee	52	2	(2)	52
Exchange and other services	40	38	16	94
Management and exchange	155	41	14	210
Rental	175	8	—	183
Financing	87	—	—	87
Cost reimbursements(1)	455	3	(11)	447
TOTAL REVENUES	$1,272	$52	$3	$1,327

PROFIT
Development	$103	$—	$—	$103
Management and exchange(1)	78	14	(6)	86
Rental(1)	20	8	5	33
Financing	47	—	—	47
TOTAL PROFIT	248	22	(1)	269

OTHER
General and administrative	—	—	(64)	(64)
Depreciation and amortization	(25)	(7)	(5)	(37)
Litigation charges	(3)	—	1	(2)
Restructuring	—	—	(6)	(6)
Royalty fee	(29)	—	—	(29)
Impairment	(28)	—	—	(28)
Gains (losses) and other income (expense), net	11	(1)	(13)	(3)
Interest expense, net	—	—	(39)	(39)
Other	(2)	—	—	(2)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	172	14	(127)	59
Provision for income taxes	—	—	(10)	(10)
NET INCOME (LOSS)	172	14	(137)	49
Net loss attributable to noncontrolling interests(1)	—	—	1	1
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$172	$14	$(136)	$50
SEGMENT MARGIN(2)	21.0%	26.5%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common stockholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended December 31, 2023
(In millions)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$375	$—	$—	$375
Management and exchange(1)
Ancillary	59	2	—	61
Management fee	46	6	(1)	51
Exchange and other services	38	41	11	90
Management and exchange	143	49	10	202
Rental	127	9	—	136
Financing	83	—	—	83
Cost reimbursements(1)	405	4	(11)	398
TOTAL REVENUES	$1,133	$62	$(1)	$1,194

PROFIT
Development	$120	$—	$—	$120
Management and exchange(1)	75	22	(5)	92
Rental(1)	15	9	4	28
Financing	51	—	—	51
TOTAL PROFIT	261	31	(1)	291

OTHER
General and administrative	—	—	(84)	(84)
Depreciation and amortization	(24)	(8)	(4)	(36)
Litigation charges	(4)	(1)	(1)	(6)
Restructuring	—	—	(6)	(6)
Royalty fee	(29)	—	—	(29)
Impairment	(8)	(4)	(16)	(28)
Gains and other income, net	6	—	7	13
Interest expense, net	—	—	(39)	(39)
Transaction and integration costs	—	—	(9)	(9)
Other	(3)	—	—	(3)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	199	18	(153)	64
Provision for income taxes	—	—	(31)	(31)
NET INCOME (LOSS)	199	18	(184)	33
Net loss attributable to noncontrolling interests(1)	—	—	2	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$199	$18	$(182)	$35
SEGMENT MARGIN(2)	27.3%	31.1%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common stockholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Consolidated contract sales	$477	$447	$1,813	$1,772
Less resales contract sales	(9)	(10)	(38)	(42)
Consolidated contract sales, net of resales	468	437	1,775	1,730
Plus:
Settlement revenue	11	10	38	39
Resales revenue	3	4	19	22
Revenue recognition adjustments:
Reportability	2	(2)	(2)	3
Sales reserve(1)	(56)	(47)	(278)	(232)
Other(2)	(28)	(27)	(104)	(102)
Sale of vacation ownership products	400	375	1,448	1,460
Less:
Cost of vacation ownership products	(55)	(50)	(200)	(224)
Marketing and sales	(242)	(205)	(919)	(823)
Development Profit	103	120	329	413
Revenue recognition reportability adjustment	—	1	3	(2)
Purchase accounting adjustments	—	3	1	9
Adjusted development profit*	$103	$124	$333	$420
Development profit margin	25.7%	32.0%	22.7%	28.3%
Adjusted development profit margin*	25.7%	33.1%	23.0%	28.8%

(1) Reflects increases in the Company’s sales reserve of $70 million and $59 million recorded in the second quarter of 2024 and third quarter of 2023, respectively.

(2) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income attributable to common stockholders	$50	$35	$218	$254
Provision for income taxes	10	31	89	146
Income before income taxes attributable to common stockholders	60	66	307	400
Certain items:
ILG integration	—	—	—	15
Welk acquisition and integration	—	9	18	22
Transaction and integration costs	—	9	18	37
Early redemption of senior secured notes	—	—	—	10
Gain on disposition of hotel, land, and other	(6)	—	(8)	(8)
Foreign currency translation loss (gain)	13	(7)	13	(6)
Insurance proceeds	(5)	(6)	(5)	(9)
Change in indemnification asset	1	(1)	5	(31)
Change in estimates relating to pre-acquisition contingencies	—	—	(4)	—
Other	—	1	—	(3)
Losses (gains) and other expense (income), net	3	(13)	1	(47)
Purchase accounting adjustments	—	2	1	8
Litigation charges	2	6	17	13
Restructuring charges	6	6	10	6
Impairment charges	28	28	30	32
Other	1	1	2	1
Adjusted pretax income*	100	105	386	450
Provision for income taxes	(27)	(30)	(128)	(128)
Adjusted net income attributable to common stockholders*	$73	$75	$258	$322

Diluted shares	42.1	42.5	42.1	43.5
Adjusted earnings per share - Diluted*	$1.86	$1.88	$6.56	$7.83

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income attributable to common stockholders	$50	$35	$218	$254
Interest expense, net	39	39	162	145
Provision for income taxes	10	31	89	146
Depreciation and amortization	37	36	146	135
Share-based compensation	9	6	33	31
Certain items:
ILG integration	—	—	—	15
Welk acquisition and integration	—	9	18	22
Transaction and integration costs	—	9	18	37
Early redemption of senior secured notes	—	—	—	10
Gain on disposition of hotel, land, and other	(6)	—	(8)	(8)
Foreign currency translation loss (gain)	13	(7)	13	(6)
Insurance proceeds	(5)	(6)	(5)	(9)
Change in indemnification asset	1	(1)	5	(31)
Change in estimates relating to pre-acquisition contingencies	—	—	(4)	—
Other	—	1	—	(3)
Losses (gains) and other expense (income), net	3	(13)	1	(47)
Purchase accounting adjustments	—	2	1	8
Litigation charges	2	6	17	13
Restructuring charges	6	6	10	6
Impairment charges	28	28	30	32
Other	1	1	2	1
Adjusted EBITDA*	$185	$186	$727	$761
Adjusted EBITDA Margin*	21.0%	23.3%	22.2%	24.0%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Segment financial results attributable to common stockholders	$172	$199	$703	$777
Depreciation and amortization	25	24	100	93
Share-based compensation	2	2	8	8
Certain items:
Gain on disposition of hotel, land, and other	(6)	—	(7)	(7)
Insurance proceeds	(5)	(6)	(5)	(9)
Change in indemnification asset	—	—	—	(9)
Change in estimates relating to pre-acquisition contingencies	—	—	(4)	—
Other	—	—	—	(4)
Gains and other income, net	(11)	(6)	(16)	(29)
Purchase accounting adjustments	—	2	1	8
Litigation charges	3	4	18	12
Restructuring charges	—	—	1	—
Impairment charges	28	8	28	12
Other	2	3	2	2
Segment Adjusted EBITDA*	$221	$236	$845	$883
Segment Adjusted EBITDA Margin*	27.0%	32.5%	28.1%	30.7%

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Segment financial results attributable to common stockholders	$14	$18	$69	$93
Depreciation and amortization	7	8	28	31
Share-based compensation	—	1	2	2
Certain items:
Gain on disposition of hotel, land, and other	—	—	(1)	(1)
Foreign currency translation loss	1	—	1	—
Litigation charges	—	1	—	1
Restructuring charges	—	—	1	—
Impairment charges	—	4	2	4
Other	—	(1)	—	—
Segment Adjusted EBITDA*	$22	$31	$102	$130
Segment Adjusted EBITDA Margin*	44.2%	52.2%	45.9%	52.5%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(unaudited)
CASH FLOW AND ADJUSTED FREE CASH FLOW

	Fiscal Year
CASH FLOW	2024	2023
Cash, cash equivalents, and restricted cash provided by (used in):
Operating activities	$205	$232
Investing activities	(115)	(112)
Financing activities	(132)	(401)
Effect of changes in exchange rates on cash, cash equivalents, and restricted cash	(4)	1
Net change in cash, cash equivalents, and restricted cash	$(46)	$(280)

Cash, cash equivalents, and restricted cash provided by operating activities	$205	$232
Capital expenditures for property and equipment (excluding inventory)	(57)	(118)
Borrowings from securitizations, net of repayments	42	161
Securitized debt issuance costs	(13)	(12)
Free cash flow*	177	263
Adjustments:
Capital expenditures(1)	7	56
Transaction, integration, and restructuring costs(2)	18	33
(Increase) decrease in restricted cash	(5)	4
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(3)	68	(2)
Insurance proceeds(4)	(4)	(7)
Litigation charges and other(5)	17	1
Adjusted free cash flow*	$278	$348

(1) Represents adjustment to exclude certain capital expenditures.

(2) Represents adjustment to exclude the after-tax impact of transaction and integration costs, primarily in connection with the Welk Acquisition and business restructuring.

(3) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable compared to the prior year end.

(4) Represents adjustment to exclude the after tax impact of insurance proceeds.

(5) Represents adjustment to exclude the after-tax impact of litigation charges and miscellaneous other items.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.
BALANCE SHEET ITEMS

	Fiscal Year
	2024	2023
Cash and cash equivalents	$197	$248
Vacation ownership notes receivable, net	$2,440	$2,343
Inventory	$735	$634
Property and equipment, net (1)	$1,170	$1,260
Goodwill	$3,117	$3,117
Intangibles, net	$790	$854
Debt, net	$3,089	$3,049
Stockholders’ equity	$2,442	$2,382

(1) Includes $271 million and $370 million at December 31, 2024 and December 31, 2023, respectively, of completed vacation ownership units which are classified as a component of Property and equipment, net until the time at which they are available and legally registered for sale as vacation ownership projects.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2025 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2025
	Low	High
Adjusted EBITDA*	$750	$780
Cash interest	(150)	(145)
Cash taxes	(150)	(155)
Corporate capital expenditures	(65)	(65)
Inventory	(75)	(60)
Financing activity and other	(20)	(5)
Adjusted free cash flow*	$290	$350

The guidance provided above excludes impacts from asset sales, foreign currency changes, restructuring costs, litigation charges, strategic modernization initiative costs, transaction and integration costs, and impairments, each of which the Company cannot forecast with sufficient accuracy to factor them into the guidance provided above and without unreasonable efforts, and which may be significant. As a result, the full year 2025 adjusted free cash flow is presented only on a non-GAAP basis and is not reconciled to the most comparable GAAP measures. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2024	$428	$449	$459	$477	$1,813
	2023	$434	$453	$438	$447	$1,772
	2022	$394	$506	$483	$454	$1,837

VPG
	2024	$4,129	$3,741	$3,888	$3,916	$3,911
	2023	$4,358	$3,968	$4,055	$4,002	$4,088
	2022	$4,706	$4,613	$4,353	$4,088	$4,421

Tours
	2024	96,579	111,752	110,557	113,828	432,716
	2023	92,890	106,746	100,609	105,580	405,825
	2022	78,505	102,857	104,000	105,231	390,593

Exchange & Third-Party Management
Total active Interval International members (000's)(1)
	2024	1,566	1,530	1,545	1,546	1,546
	2023	1,568	1,566	1,571	1,564	1,564
	2022	1,606	1,596	1,591	1,566	1,566

Average revenue per Interval International member
	2024	$41.74	$38.30	$38.93	$35.36	$154.34
	2023	$42.07	$39.30	$39.15	$36.16	$156.65
	2022	$44.33	$38.79	$38.91	$35.60	$157.97

(1) Includes members at the end of each period.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common stockholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common stockholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to stockholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted

EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating profitability. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations before the impact of excluded items.
Adjusted Pretax Income, Adjusted Net Income Attributable to Common Stockholders, and Adjusted Earnings per Share - Diluted
We evaluate Adjusted pretax income, Adjusted net income attributable to common stockholders, and Adjusted earnings per share - diluted as indicators of operating performance. Adjusted pretax income is calculated as Adjusted EBITDA less depreciation and amortization and interest expense, net of interest income. Adjusted net income attributable to common stockholders is calculated as Adjusted pretax income less provision for income tax adjusted for certain items and Adjusted earnings per share - diluted equals adjusted net income attributable to common stockholders divided by diluted shares. We evaluate these measures because we believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of certain non-recurring items such as impacts from asset sales, restructuring costs, litigation charges, strategic modernization initiative costs, transaction and integration costs, and impairments, and also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction, integration and restructuring costs, litigation charges, insurance proceeds, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash and other items, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.